Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On June 4, 2024, Kinetik Holdings Inc. (the “Company” or “Kinetik”) completed the previously announced transaction contemplated by the Purchase and Sale Agreement (the "GCX Purchase Agreement") to sell its 16% equity interest in Gulf Coast Express Pipeline LLC ("GCX") through its wholly owned subsidiary Kinetik GCX Pipe LLC to GCX Pipeline, LLC (the "GCX Buyer") for a total purchase price of $540 million (the "GCX Sale"), consisting of $510.0 million of cash, less certain customary closing adjustments, and an additional $30.0 million earn out in cash upon approval by the GCX Board of Directors of one or more capital projects that achieve certain capacity expansion criteria. Net cash proceeds of $494.4 million were received from the GCX Buyer on June 4, 2024.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2024 gives effect to the GCX Sale as if it was completed on March 31, 2024. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2024, and for the year ended December 31, 2023, give effect to the GCX Sale as if it was completed on January 1, 2023.
The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial statements have been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the GCX Sale and (ii) factually supportable. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually resulted if the GCX Sale had been completed on the date indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings, synergies, or dis-synergies as a result of the GCX Sale.
The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company's management. Explanations of certain assumptions is set forth under the notes to the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical audited consolidated financial statements of Kinetik as of and for the year ended December 31, 2023, which were included in Kinetik’s Annual Report on Form 10-K, filed with the Security Exchange Commission ("SEC") on March 5, 2024, and the unaudited condensed consolidated financial statements of Kinetik as of and for the three months ended March 31, 2024, which were included in Kinetik's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024.

KINETIK HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2024
	Kinetik Historical	GCX Sale		Pro Forma

	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,756	$490,640	(a)	$500,396
Accounts receivable, net of allowance for credit losses of $1,000 in 2024	209,878	—		209,878
Derivative assets	10,264	—		10,264
Prepaid and other current assets	27,391	—		27,391
	257,289	490,640		747,929
NONCURRENT ASSETS:
Property, plant and equipment, net	2,747,483	—		2,747,483
Intangible assets, net	562,837	—		562,837
Derivative asset, non-current	134	—		134
Operating lease right-of-use assets	27,015	—		27,015
Deferred tax asset	238,258	(4,781)	(e)	233,477
Deferred charges and other assets	83,213	—		83,213
Investments in unconsolidated affiliates	2,526,278	(430,489)	(b)	2,095,789
Goodwill	5,077	—		5,077
	6,190,295	(435,270)		5,755,025
Total assets	$6,447,584	$55,370		$6,502,954
LIABILITIES, NONCONTROLLING INTEREST, AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,467	$—		$16,467
Accrued expenses	170,075	317	(e)	170,392
Derivative liabilities	14,811	—		14,811
Current portion of operating lease liabilities	24,987	—		24,987
Other current liabilities	7,611	—		7,611
	233,951	317		234,268
NONCURRENT LIABILITIES
Long term debt, net	3,517,115	—		3,517,115
Contract liabilities	24,837	—		24,837
Operating lease liabilities	3,014	—		3,014
Derivative liabilities	418	—		418
Other liabilities	3,230	—		3,230
Deferred tax liabilities	13,785	429	(e)	14,214
	3,562,399	429		3,562,828
Total liabilities	3,796,350	746		3,797,096
COMMITMENTS AND CONTINGENCIES
Redeemable noncontrolling interest — Common Unit limited partners	3,624,670	36,319	(c)	3,660,989
EQUITY:
Class A Common Stock: $0.0001 par, 1,500,000,000 shares authorized, 59,712,487 and 57,096,538 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	6	—		6
Class C Common Stock: $0.0001 par, 1,500,000,000 shares authorized, 93,942,788 and 94,089,038 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	9	—		9
Additional paid-in capital	—	—		—
Accumulated deficit	(973,451)	18,305	(c)	(955,146)
Total equity	(973,436)	18,305		(955,131)
Total liabilities, noncontrolling interest, and equity	$6,447,584	$55,370		$6,502,954
The accompanying notes are an integral part of the unaudited pro forma Condensed Consolidated Financial Statements.

KINETIK HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2024
	Kinetik Historical	GCX Sale	Adjustments		Pro Forma

	(In thousands, except per share data)
Operating revenues:
Service revenue	$102,195	$—	$—		$102,195
Product revenue	236,567	—	—		236,567
Other revenue	2,632	—	—		2,632
Total operating revenues	341,394	—	—		341,394
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization)	153,687	—	—		153,687
Operating expenses	43,406	—	—		43,406
Ad valorem taxes	6,292	—	—		6,292
General and administrative expenses	34,136	—	—		34,136
Depreciation and amortization expenses	73,606	—	—		73,606
Loss on disposal of assets	4,166	—	—		4,166
Total operating costs and expenses	315,293	—	—		315,293
Operating income	26,101	—	—		26,101
Other income (expense):
Interest and other income	91	—	—		91
Interest expense	(47,467)	—	—		(47,467)
Equity in earnings of unconsolidated affiliates	60,469		(9,031)	(d)	51,438
Total other income, net	13,093	—	(9,031)		4,062
Income before income taxes	39,194	—	(9,031)		30,163
Income tax expense	3,787	—	2,789	(e)	6,576
Net income including noncontrolling interest	35,407	—	(11,820)		23,587
Net income attributable to Common Unit limited partners	23,857		(5,864)	(f)	17,993
Net income attributable to Class A Common Stock Shareholders	$11,550	$—	$(5,956)		$5,594

Net income attributable to Class A Common Shareholders per share
Basic	$0.12	$—	$(0.10)		$0.02
Diluted	$0.12	$—	$(0.10)		$0.02
Weighted-average shares
Basic	57,869	—	—		57,869
Diluted	58,392	—	—		58,392
The accompanying notes are an integral part of the unaudited pro forma Condensed Consolidated Financial Statements.

KINETIK HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Twelve Months Ended December 31, 2023
	Kinetik Historical	GCX Sale		Adjustments		Pro Forma

	(In thousands, except per share data)
Operating revenues:
Service revenue	$417,751	$—		$—		$417,751
Product revenue	822,410	—		—		822,410
Other revenue	16,251	—		—		16,251
Total operating revenues	1,256,412	—		—		1,256,412
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization)	515,721	—		—		515,721
Operating expenses	161,520	—		—		161,520
Ad valorem taxes	21,622	—		—		21,622
General and administrative expenses	97,906	—		—		97,906
Depreciation and amortization expenses	280,986	—		—		280,986
(Gain) Loss on disposal of assets	19,402	—		—		19,402
Total operating costs and expenses	1,097,157	—		—		1,097,157
Operating income	159,255	—		—		159,255
Other income (expense):
Interest and other income	2,004	—		—		2,004
Loss on debt extinguishment	(1,876)	—		—		(1,876)
Gain on sale of equity method investment	—	39,157	(g)	—		39,157
Interest expense	(205,854)	—		—		(205,854)
Equity in earnings of unconsolidated affiliates	200,015	—		(37,484)	(d)	162,531
Total other expense, net	(5,711)	39,157		(37,484)		(4,038)
Income before income taxes	153,544	39,157		(37,484)		155,217
Income tax expense	(232,908)	(52)	(e)	—		(232,960)
Net income including noncontrolling interest	386,452	39,209		(37,484)		388,177
Net income attributable to Common Unit limited partners	97,010	26,448	(f)	(24,224)	(f)	99,234
Net income attributable to Class A Common Stock Shareholders	$289,442	$12,761		$(13,260)		$288,943

Net income attributable to Class A Common Shareholders per share
Basic	$5.25	$0.25		$(0.26)		$5.24
Diluted	$2.52	$0.27		$(0.26)		$2.54
Weighted-average shares
Basic	51,823	—		—		51,823
Diluted	146,197	—		—		146,197
The accompanying notes are an integral part of the unaudited pro forma Condensed Consolidated Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION
The unaudited pro forma condensed consolidated financial statements as of March 31, 2024 and for the three months ended March 31, 2024 and for the year ended December 31, 2023 have been derived from and should be read in conjunction with the historical audited consolidated financial statements of Kinetik as of and for the year ended December 31, 2023, included in Kinetik’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024, and the historical unaudited condensed consolidated financial statements of Kinetik as of and for the three months ended March 31, 2024, included in Kinetik's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024, and the assumptions outlined in Note 2 herein.
An unaudited pro forma condensed consolidated balance sheet as of March 31, 2024 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023, are presented herein in accordance with Rule 11-02(c)(2)(ii) of Regulation S-X.
The following unaudited pro forma adjustments have been prepared as if the GCX Sale occurred on March 31, 2024, for the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 2023, for the unaudited pro forma condensed consolidated statements of operations. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of the transaction will differ from the pro forma adjustments.

2. UNAUDITED PRO FORMA ADJUSTMENTS

(a) Represents the sales proceeds, net of estimated closing costs and working capital adjustments. The cash proceeds were calculated based on management's current estimates and as defined in the GCX Purchase Agreement.

Amount

(In thousands)
Cash proceeds	$510,000
Working capital adjustment	(15,610)
Transaction costs incurred	(3,750)
Net cash from GCX Sale	$490,640
(b) Represents the disposition of the assets that are being transferred as part of the GCX Sale.
(c) Represents the proportionate increase of redeemable noncontrolling interest - Common Unit limited partners and accumulated deficit related to the GCX Sale and its associated tax effects based upon the relevant issued and outstanding Class A Common Stock of the Company and Class C Common Stock of the Company and related common units representing limited partnership interests in Kinetik LP ("Common Units") as of March 31, 2024.
(d) Represents the elimination of the equity in earnings of unconsolidated affiliates related to the Company's investment in GCX for the applicable period presented.
(e) Represents the income tax effects of the pro forma adjustments at the applicable estimated effective tax rates for the respective periods presented.
(f) Represents the proportionate increase or decrease in net income attributable to Common Unit limited partners based upon the relevant issued and outstanding Class A Common Stock of the Company and Class C Common Stock of the Company and related Common Units for the applicable periods presented.

(g) Represents the estimated pro forma gain on the GCX Sale assuming an effective date of January 1, 2023.

Amount

(In thousands)
Cash proceeds	$510,000
Working capital adjustment	(15,610)
Transaction costs incurred	(3,750)
Net cash from GCX Sale	490,640

Less: Investment in GCX	(451,483)
Gain on sale of GCX	$39,157

3. EARNING PER SHARE
The pro forma basic and diluted weighted average shares outstanding have been calculated as if the GCX Sale was completed on January 1, 2023. There was no effect on the basic and weighted average shares outstanding in relation to the transaction, however, the net income attributable to Class A Common Stock Shareholders would change given the effects of the transaction.